                                              CERTIFICATE OF COMPLIANCE

         The undersigned hereby certifies that she is the duly elected and acting Assistant Treasurer of Southern
California Edison Company, as servicer (the "Servicer") under the Transition Property Servicing Agreement dated as of December 11, 1997 (the "Servicing Agreement") between the Servicer and SCE Funding LLC (the "Note Issuer") and
further that:

1.       A review of the activities of the Servicer and of its performance under the Servicing Agreement during the twelve months ended June 30, 2001 has been made under the supervision of the undersigned pursuant to
              Section 3.03 of the Servicing Agreement; and

2.       To the best of the undersigned's knowledge, based on such review, the Servicer has fulfilled all of its material obligations in all material respects under the Servicing Agreement throughout the twelve months ended June 30, 2001, except for those material defaults in the fulfillment of material obligations listed on Annex A hereto.

         Executed this 30th day of September, 2001.

                                            SOUTHERN CALIFORNIA EDISON COMPANY

                                            By:    Mary Simpson
                                            -------------------------------------------------------------
                                                   Mary Simpson
                                                   Assistant Treasurer

                                                       ANNEX A
                                                          TO
                                              CERTIFICATE OF COMPLIANCE

                                              LIST OF SERVICER DEFAULTS

The following material defaults known to the undersigned occurred during the year ended June 30, 2001.

Nature of Default                                                      Status
-----------------                                                      ------

None